CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent  to  the  use  in  this  Post-Effective  Amendment  No.  59  to
Registration  Statement No. 2-33043 of  Oppenheimer  Capital Income Fund on Form
N-1A of our report  dated  October  14,  2004,  appearing  in the  Statement  of
Additional Information, which is part of such Registration Statement, and to the reference to us under the headings  "Independent  Registered  Public  Accounting
Firm" in the Statement of Additional  Information and "Financial  Highlights" in
the Prospectus, which is also part of such Registration Statement.

/s/ Deoloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
October 21, 2004